Exhibit 10.4

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
OF STEVEN J. BLAD

This Second Amendment to Employment Agreement of Steven J. Blad (the “Second Amendment”) is entered into this 18th day of June, 2003 (the “Effective Date”), by and between VendingData Corporation, a Nevada corporation (the “Company”) and Steven J. Blad (the “Employee”).

Whereas, the parties entered into an Employment Agreement of Steven J. Blad dated August 10, 1999, which became effective on January 1, 2000 (the “Agreement”); and

Whereas, the parties entered into a First Amendment to Employment Agreement of Steven J. Blad dated November 20, 2001 (the “First Amendment”); and

Whereas, the First Amendment extended the duration of the Employee’s employment with the Company through and including December 31, 2004 (the “First Extended Term”); and

Whereas, the parties desire that the Employee remain in the Company’s employ as its President and Chief Executive Officer for a period beyond the First Extended Term.

Now, Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                       The Second Extended Term.  The term of the Agreement, as extended by the First Extended Term, is hereby further extended through and including December 31, 2009 (the “Second Extended Term”).

2.                                       Related Products.  Employee acknowledges his obligations not to compete with the Company, as set forth in Section 7 of the Agreement.  In addition to the limitations placed upon Employee by Section 7 of the Agreement, Employee agrees to present to the Company, for its use and benefit, any gaming, gaming-related or vending machine-related products and/or product ideas of which Employee may become aware during the term of the First Extended Term or the Second Extended Term.  Such products and/or product ideas include, but are not limited to, chip washing machines, table game management systems, and vending machine monitoring systems.

3.                                       Grant of Stock Options.  In consideration of the Employee’s agreement to remain in the employ of the Company as its President and Chief Executive Officer through the Second Extended Term, as of the Effective Date, the company hereby grants to Employee stock options to purchase Five Hundred Thousand (500,000) shares (the “Shares”) of the Company’s common stock at Two Dollars and Fifty Cents ($2.50) per share.  The stock options shall vest as follows:

(a)                                  On the Effective Date, stock options to purchase One Hundred Thousand (100,000) Shares shall vest.

(b)                                 On December 31, 2005, and provided that the Employee is still employed with the Company, stock options to purchase Eighty Thousand (80,000) Shares shall vest.

(c)                                  On December 31, 2006, and provided that the Employee is still employed with the Company, stock options to purchase Eighty Thousand (80,000) Shares shall vest.

(d)                                 On December 31, 2007, and provided that the Employee is still employed with the Company, stock options to purchase Eighty Thousand (80,000) Shares shall vest.

(e)                                  On December 31, 2008, and provided that the Employee is still employed with the Company, stock options to purchase Eighty Thousand (80,000) Shares shall vest.

(f)                                    On December 31, 2009, and provided that the Employee is still employed with the Company, stock options to purchase Eighty Thousand (80,000) Shares shall vest.

4.                                       Base Salary.  During the Second Extended Term, the Employee’s base salary shall be no less than Two Hundred Eighty-Two Thousand Dollars ($282,000.00).

5.                                       No Further Modifications.  Except as modified herein, the terms of the Agreement and First Amendment remain in full force and effect.

In Witness Whereof, the parties have executed this Second Amendment as of the date and year first above written.

VENDINGDATA CORPORATION

By:	/s/ JAMES E. CRABBE
James E. Crabbe
Chairman of the Board

/s/ STEVEN J. BLAD
Steven J. Blad